As filed with the Securities and Exchange Commission on August 8, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACNB CORPORATION
(Exact name of Registrant as specified in its charter)
Pennsylvania (State or other jurisdiction of Incorporation or organization)	23-2233457 (I.R.S. Employer Identification Number)
16 Lincoln Square
Gettysburg, Pennsylvania 17325
(717) 334-3161
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James P. Helt
President and Chief Executive Officer
ACNB Corporation
16 Lincoln Square
Gettysburg, Pennsylvania 17325
(717) 334-3161
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
With copies to:
Erik Gerhard, Esquire
Bybel Rutledge LLP
1017 Mumma Road, Suite 302
Lemoyne, Pennsylvania 17043
(717) 731-1700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

Dividend Reinvestment and Stock Purchase Plan
500,000 Shares of Common Stock
Par Value $2.50

This prospectus relates to 500,000 shares of $2.50 par value common stock of ACNB Corporation (the “Corporation”) which may be issued or sold, from time to time, under its Dividend Reinvestment and Stock Purchase Plan. The plan provides the Corporation’s shareholders with a convenient way to purchase additional shares of the Corporation’s common stock by automatically reinvesting cash dividends on all their shares enrolled in the plan and to make quarterly voluntary cash payments under the terms of the plan. Participation in the plan is entirely voluntary so that shareholders may join the plan and terminate their participation in the plan at any time.
The plan administrator will purchase shares of common stock acquired for the plan directly from the Corporation, in the open market, in privately negotiated transactions, or in any combination of the foregoing. Shares of common stock are traded on the Nasdaq Capital Market under the symbol “ACNB.” As of August 5, 2025, the closing price of the common stock was $41.83.
Cash dividends, if and when declared, will be reinvested under the terms of the plan. Shareholders may participate in the plan with respect to all or a portion of their shares of common stock.
We provide a summary of the plan in this prospectus in an easy to understand question and answer format. We encourage you to read it carefully. If you have any additional questions, please contact the plan administrator in the manner described in this prospectus. We recommend that you retain this prospectus for future reference.
An investment in common stock held in the plan account has the same market risks as an investment in common stock held directly. Participants in the plan bear the risk of loss (and receive the benefit of gain) occurring by reason of fluctuations in the market price of the common stock held in the plan account.
See “Risk Factors” beginning on page 5 for a discussion of various factors which shareholders should consider about an investment in the Corporation’s common stock.
These shares are not deposits, are not insured by the Board of Governors of the Federal Reserve System, the FDIC, or any other governmental agency, and are subject to investment risk including the possible loss of principal.
Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the FDIC, the Pennsylvania Department of Banking and Securities, nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 8, 2025.

About this Prospectus
This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) relating to the shares of our common stock offered under the Plan. Please read this prospectus carefully.
You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus. No person has been authorized to give any information or to make any representations other than those contained or incorporated in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to sell or to buy any securities other than those to which it relates, or an offer or solicitation with respect to those securities to which it relates to any persons in any jurisdiction where such offer or solicitation would be unlawful. The delivery of this prospectus at any time does not imply that the information contained or incorporated herein at its date is correct as of any time subsequent to its date.
As used in the prospectus, unless context otherwise requires, “we,” “us,” “our,” “Corporation” and ACNB collectively mean ACNB Corporation and its subsidiaries. References to the “Bank” mean ACNB Bank.
Summary
The Corporation
The Corporation is a registered financial holding company incorporated under the laws of the Commonwealth of Pennsylvania. Our corporate offices are located at 16 Lincoln Square, Gettysburg, Pennsylvania 17325, and our telephone number is (717) 334-3161.
The Offering and the Plan
The Corporation has adopted the Dividend Reinvestment and Stock Purchase Plan to offer its shareholders an opportunity to purchase additional shares of the Corporation’s common stock automatically through the reinvestment of cash dividends and to make optional cash purchases within the prescribed limits of the plan. From time to time, we may amend the plan, including increasing the number of shares available under the plan to meet the demands of our shareholders. This prospectus describes our Dividend Reinvestment and Stock Purchase Plan in effect as of the date of this prospectus. If you do not choose to enroll in the plan, you will continue to receive cash dividend payments from the Corporation, if and when cash dividends are declared and paid.
If you are a registered owner of the Corporation’s common stock, you are eligible to enroll in the plan. You may make purchases under the plan with your cash dividends on some or all of your shares of the Corporation’s common stock and through the plan’s voluntary cash payment feature.
This plan replaces the 2011 ACNB Corporation Dividend Reinvestment and Stock Purchase Plan (“2011 ACNB DRSPP”) in its entirety. If you are a participant in the 2011 ACNB DRSPP, you are automatically enrolled in the plan and need not take any additional action to participate in the plan. Those participants enrolled in the 2011 ACNB DRSPP will be provided written notification of automatic enrollment in this plan and will be given a copy of this prospectus. The election you made to participate under the 2011 ACNB DRSPP will continue as your election under the plan described in this prospectus unless you wish to change your election or take any of the other action described in this prospectus.
If you enroll in the plan, the plan administrator will use the cash dividends on the shares you designate, as well as any voluntary cash payments you make, to purchase additional shares of the Corporation’s common stock. Historically, we pay cash dividends on a quarterly basis. If we do not pay a cash dividend, there will be no investment under the plan, unless you purchase shares through the plan’s voluntary cash payment feature. Voluntary cash payment purchases may be made quarterly.

If the plan purchases original issue or treasury shares, the purchase price will be the average of the closing bid and ask prices of a share of common stock on the Nasdaq Stock Market on the investment date. If the plan purchases shares in the open market, the purchase price for each share will be the weighted average of prices actually paid for shares for the relevant purchase date, excluding all fees, brokerage commissions, and expenses. If the plan purchases shares in privately negotiated transactions, the purchase price for each share will be the weighted average of prices actually paid for the shares for the relevant purchase date, excluding all fees, brokerage commissions, and expenses.
Risk Factors
Our business and an investment in the Corporation’s common stock are subject to significant risks and uncertainties. Before you enroll in the plan, you should carefully consider the risk factors, which are described in the Corporation’s Annual Reports on Form 10-K and in its Quarterly Reports on Form 10-Q that it files with the SEC and which are deemed incorporated by reference into this prospectus.
A Warning About Forward-Looking Information
This prospectus, including information incorporated by reference in this document, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the financial condition, results of operations, and business of the Corporation. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of Management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as national, regional and local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties, and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: short-term and long-term effects of inflation and rising costs on the Corporation, customers and economy; banking instability caused by bank failures and financial uncertainty of various banks which may adversely impact the Corporation and its securities and loan values, deposit stability, capital adequacy, financial condition, operations, liquidity, and results of operations; effects of governmental and fiscal policies, as well as legislative and regulatory changes; effects of new laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) and their application with which the Corporation and its subsidiaries must comply; impacts of the capital and liquidity requirements of the Basel III standards; effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short-term and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; effects of economic conditions particularly with regard to the negative impact of any pandemic, epidemic or health-related crisis and the responses thereto on the operations of the Corporation and current customers, specifically the effect of the economy on loan customers’ ability to repay loans; effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; inflation, securities market and monetary fluctuations; risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; effects of technology changes; effects of general economic conditions and more specifically in the Corporation’s market areas; failure of assumptions underlying the establishment of reserves for credit losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism or geopolitical instability; disruption of credit and equity markets; ability to manage current levels of impaired assets; loss of certain key officers; ability to maintain the value and image of the Corporation’s brand and protect the Corporation’s intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses.
Many of these factors, as well as other factors, are described in our Annual Report on Form 10-K for the year ended December 31, 2024, including Part I, Item 1A, Risk Factors and any of our subsequent filings with the SEC. We caution readers not to place undue reliance on these forward-looking statements. These statements speak only as of the date of this document or, if made in any document incorporated by reference, as of the date of that document, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.

Description of the Dividend Reinvestment and Stock Purchase Plan
The following is a description of the ACNB Corporation Dividend Reinvestment and Stock Purchase Plan presented in a question and answer format.
Purpose
1.
What is the purpose of the plan?

The plan provides registered shareholders with a convenient and economical method of investing cash dividends and voluntary cash payments to purchase additional shares of the Corporation’s common stock. Participants pay no service fees or brokerage commissions when they acquire additional shares of common stock through the plan.
Advantages
2.
What are the advantages of the plan?

Participation in the plan offers shareholders a number of advantages including:
•
The plan allows participants to reinvest cash dividends and make voluntary cash payments to purchase additional shares of common stock, without paying service fees or brokerage commissions;

•
The plan enables participants to invest the full amount of all cash dividends in shares of common stock including fractional shares, which also earn dividends under the plan;

•
The plan allows participants to avoid safekeeping and record keeping costs through the free custodial and reporting services under the plan; and,

•
Participants will receive regular detailed statements of their account under the plan.

Administration
3.
Who administers the plan for participants?

Continental Stock Transfer & Trust Company (“Plan Administrator”) is the administrator of the plan and will act as agent for the participants. As agent for the participants, the Plan Administrator will:
•
Hold shares in the name of its nominee as agent for plan participants;

•
Keep and maintain records;

•
Provide detailed statements of account transactions to participants; and,

•
Perform other duties related to the plan.

Any notices, questions, or other communications relating to the plan should include the participant’s account number and should be addressed to:
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004-1561
(800) 509-5586
drp@continentalstock.com
In the event that the Plan Administrator resigns or ceases to act as agent for the participants, the Corporation will make other arrangements, as it deems appropriate, for the administration of the plan. Furthermore, we may replace the Plan Administrator as agent at any time.
Participation
4.
Who is eligible to participate?

All registered common stock shareholders are eligible to participate in the plan. Shareholders may participate in the plan with respect to all or any portion of their shares so long as participants enroll at least one (1) share of the Corporation’s common stock. Shareholders will not be eligible to participate in the plan if they reside in a jurisdiction in which it is unlawful or compliance costs under state or local securities or “blue sky” laws are too high for the Corporation to permit their participation.
A broker or nominee that is a record owner of common stock may participate in the plan on behalf of one or more beneficial owners of shares in accordance with the rules and regulations established by the Corporation. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. If you own shares that are held beneficially for your account, contact your broker for instructions on how you may enroll these shares in the plan.
5.
How does an eligible shareholder become a participant?

To participate in the plan, a shareholder of record may enroll by going online to the Plan Administrator’s website at lsp.continentalstock.com/hlogin or by completing and returning an enrollment form to the Plan Administrator. Copies of the enrollment form may be obtained at any time by contacting the Plan Administrator at (800) 509-5586 or by going to continentalstock.com/library-forms/drip-drspp-library and selecting ACNB Corporation.
6.
What does the enrollment form provide?

The enrollment form authorizes the Plan Administrator, as the shareholder’s agent, to reinvest cash dividends on some or all shares registered under the plan and to purchase additional shares with voluntary cash payments.
7.
When may a shareholder join the plan?

An eligible shareholder of record may enroll in the plan at any time. If the enrollment form is received by the Plan Administrator before the record date for a cash dividend payment, and the participant elects to reinvest the cash dividends in shares of the Corporation’s common stock, such reinvestment of cash dividends will begin with that dividend payment. Please note that the plan does not represent any change in our dividend policy or a guarantee of the payment of any future cash dividends. Historically, the Corporation has declared and paid cash dividends on a quarterly basis. The Corporation reserves the right to change dividend record and payment dates.
8.
Is partial participation possible under the plan?

Yes. Eligible shareholders of record may participate in the plan with respect to all or any portion of their shares so long as they enroll at least one (1) share of the Corporation’s common stock.
9.
Is the right to participate in the plan transferable?

No. The right to participate in the plan is not transferable. A shareholder participating in the plan continues as a participant until the plan is terminated, the shareholder gives notice of withdrawal or termination to the Plan Administrator, or the participant’s plan account falls below one (1) share.
10.
Will Participants in the 2011 ACNB Corporation Dividend Reinvestment and Stock Purchase Plan be automatically enrolled in this plan?

Yes. This plan replaces the 2011 ACNB Corporation Dividend Reinvestment and Stock Purchase Plan (“2011 ACNB DRSPP”) in its entirety. If you are a participant in the 2011 ACNB DRSPP, you are automatically enrolled in the plan and need not take any additional action to participate in the plan. Those participants enrolled in the 2011 ACNB DRSPP will be provided written notification of automatic enrollment in this plan and will be given a copy of this prospectus. The election you made to participate under the 2011 ACNB DRSPP will continue as your election under the plan described in this prospectus unless you wish to change your election or take any of the other action described in this prospectus.

Purchases
11.
What is the source for shares of common stock purchased under the plan?

The Plan Administrator purchases shares, at the Corporation’s discretion, directly from the Corporation (either from authorized but unissued shares or from treasury shares), in the open market, in privately negotiated transactions, or using a combination of these methods.
12.
How many shares of common stock will the Plan Administrator purchase for a participant under the plan?

The number of shares purchased depends on:
•
The amount of cash dividends to be reinvested;

•
The amount of any voluntary cash payment; and,

•
The applicable purchase price of the common stock.

The Plan Administrator will credit each participant’s account with that number of shares, including any fractional shares computed up to six (6) decimal places, equal to the total amount to be invested divided by the applicable purchase price.
13.
When will shares of common stock be purchased for a participant under the plan?

The Plan Administrator will use cash dividends and voluntary cash payments to purchase common stock as soon as reasonably possible after the applicable dividend payment date, but not more than thirty (30) calendar days after the dividend payment date. If the Corporation does not declare cash dividends for a calendar quarter, voluntary cash payments received by the Plan Administrator during such calendar quarter will be used by the Plan Administrator to purchase common stock no later than the last day of such calendar quarter, or if such day is not a business day on which securities are traded, then the next business day on which securities are traded.
You will not receive any interest on cash dividends or voluntary cash payments pending the purchase of common stock by the Plan Administrator.
14.
At what price will shares of common stock be purchased under the plan?

When the Plan Administrator purchases shares of common stock from the Corporation, the purchase price will be the market price of the common stock on the relevant date. The “market price” is the average of the closing bid and ask prices of a share of common stock on the Nasdaq Stock Market on the investment date. If there is no trading on the Nasdaq Stock Market for a substantial amount of time as of any investment date, the Corporation will determine the market price on the basis of such market quotations as it deems appropriate.
When the Plan Administrator purchases shares of common stock in the open market, with reinvested cash dividends or with voluntary cash payments, the Plan Administrator may combine a participant’s funds with funds of other participants and generally will batch purchase types (cash dividend and voluntary cash payments) for separate execution by its broker. At the Plan Administrator’s discretion, these batches may be combined and executed by its broker. The Plan Administrator may also direct its broker to execute each purchase type in several batches throughout a trading day. Depending on the number of shares being purchased and current trading volume in the shares, the Plan Administrator’s broker may execute purchases for any batch or batches in multiple transactions and over more than one (1) day. If different purchase types are batched, the price per share of the common shares purchased for each participant’s account, whether purchased with reinvested cash dividends or with voluntary cash payments, shall be the weighted average price of the specific batch for such shares purchased by the Plan Administrator’s broker for the relevant purchase date, excluding all fees, brokerage commissions, and expenses. When the Plan Administrator purchases shares of common stock in privately negotiated transactions, the purchase price will be the weighted average of the prices actually paid for the shares for the relevant purchase date, excluding all fees, brokerage commissions, and expenses. Purchases of common stock in the open market or in privately negotiated transactions may occur over one (1) or more trading days.

Voluntary Cash Payments
15.
Who is eligible to make voluntary cash payments?

All shareholders who have enrolled under the plan at least one (1) share of the Corporation’s common stock may also elect to make voluntary cash payments for the purchase of additional shares of ACNB Corporation common stock.
16.
What are the timing requirements and other limitations on voluntary cash payments?

Once enrolled in the plan, you may make voluntary cash payments to the Plan Administrator. These voluntary cash payments must be received at least one (1) business day, but no more than thirty (30) calendar days, prior to the investment date. Voluntary cash payments received more than thirty (30) calendar days prior to the investment date will be returned to the participant. The Plan Administrator will use voluntary cash payments which it holds in collected funds to purchase additional shares of common stock on a quarterly basis. The Plan Administrator will use voluntary cash payments to purchase common stock as soon as reasonably possible after the applicable dividend payment date for a particular calendar quarter, but not more than thirty (30) calendar days after the dividend payment date. If the Corporation does not declare cash dividends for a calendar quarter, voluntary cash payments received by the Plan Administrator during such calendar quarter will be used by the Plan Administrator to purchase common stock no later than the last day of such calendar quarter, or if such day is not a business day on which securities are traded, then the next business day on which securities are traded.
Voluntary cash payments may not be less than $100 per calendar quarter or total more than $10,000 in the aggregate in any calendar quarter. Each voluntary cash payment must be a minimum of $100. You will not earn interest on your voluntary cash payments which are being held in collected funds to purchase additional shares of common stock. We reserve the right, in our sole discretion, to determine whether voluntary cash payments are made on behalf of an eligible participant.
17.
How does the voluntary cash payment option work?

To make a voluntary cash payment, a participant encloses a check drawn on a U.S. bank to the Plan Administrator along with an executed enrollment form for new participants or completed optional request form which will accompany each periodic statement of account for existing participants. Participants must make checks drawn on a U.S. bank in U.S. currency payable to “Continental Stock Transfer”. The check should indicate the participant’s plan account number as applicable. Third-party checks, money orders, travelers checks, cash, checks not drawn on a U.S. bank, or checks sent without an executed enrollment form, optional request form, or written instructions will be returned.
You can also authorize quarterly automatic deductions from your bank account, but each quarterly automatic deduction must be a minimum of $100 and a maximum of $10,000 to meet the voluntary cash payment requirements. To initiate automatic deductions, you may enroll through Continental’s website lsp.continentalstock.com/hlogin or complete and sign an authorization form and return it to the Plan Administrator together with a voided blank check or savings account deposit slip for the account from which funds are to be drawn. An authorization form may be obtained by calling the Plan Administrator at (800) 509-5586 or by going to continentalstock.com/library-forms/drip-drspp-library and selecting ACNB Corporation. Forms will be processed and will become effective as promptly as practicable; however, you should allow four (4) to six (6) weeks for your first investment to be initiated. Once recurring automatic deductions are initiated, funds will be drawn from your account on the fifth day of the last month of the calendar quarter, or the next business day if the fifth day is not a business day. Automatic deductions will continue at the level you set until you change your instructions by notifying the Plan Administrator.
Any voluntary cash payment received by the Plan Administrator will be applied to the purchase of shares of common stock on the applicable investment date as described in Question 14, depending on when the payment is received, at a price determined in accordance with the provisions of the plan. No interest will be paid on uninvested voluntary cash payments. You may obtain the return of any voluntary cash payment if such request is received by the Plan Administrator on or before the second business day prior to the investment date on which it is to be invested.

In the event that any participant’s check for a voluntary cash payment is returned unpaid for any reason, or an electronic funds transfer for an automatic deduction is not effected, the Plan Administrator will consider the request for investment of such funds null and void. If any shares were purchased for the participant’s plan account upon the prior credit of such funds, the Plan Administrator shall immediately remove those shares from such participant’s plan account and the Plan Administrator will charge you an insufficient funds fee of $35. The Plan Administrator shall thereupon be entitled to sell the shares to satisfy any uncollected amount plus any applicable fees. If the net proceeds from the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the Plan Administrator shall be entitled to sell such additional shares from the participant’s plan account as may be necessary to satisfy the uncollected balance.
Reports to Participants
18.
What kind of reports will be sent to participants in the plan?

Each participant in the plan will receive a statement of account subsequent to each dividend payment date describing cash dividends and any voluntary cash payments received, the number of shares purchased, the price per share, and the total shares accumulated under the plan. These statements will provide a record of the dates and costs of purchases on a quarterly or other periodic basis. Participants should retain the statements for income tax purposes. These statements, as well as other account information, are also available online at lsp.continentalstock.com/hlogin. In addition, participants will receive our annual reports to shareholders, notices of shareholder meetings, proxy statements, and Internal Revenue Service information for reporting cash dividends received and any applicable expenses paid on their behalf.
Share Certificates; Safekeeping
19.
Will the Plan Administrator issue certificates for shares of common stock purchased?

Unless requested in writing by a participant, the Plan Administrator will not issue certificates for shares of common stock purchased under the plan. All shares of common stock will be held in book-entry form. The number of shares credited to a participant’s account under the plan will be shown on the participant’s periodic statement of account. This safekeeping feature protects against loss, theft or destruction of stock certificates. The Plan Administrator will issue certificates for whole shares withdrawn from the plan, for which a service fee may be assessed. A shareholder may deliver existing share certificates to the Plan Administrator for safekeeping.
Withdrawal and Sale of Shares in Plan Accounts
20.
How may participants withdraw shares purchased under the plan?

A participant may withdraw all or any portion of the shares credited to his or her plan account by going online to the Plan Administrator’s website at lsp.continentalstock.com/hlogin, by telephone, or by completing the applicable information on the optional request form accompanying the periodic statement of account and specifying the number of shares to be withdrawn. The participant should mail the request for withdrawal to the Plan Administrator at the address provided on the statement. The Plan Administrator will reassign whole shares so withdrawn in the name of the participant in book-entry form in the Direct Registration System (DRS). The Plan Administrator will continue to reinvest cash dividends on any shares remaining in the participant’s account, unless the shares credited to the participant’s account fall below one (1) share. At such time, the Plan Administrator will terminate the shareholder’s participation in the plan, sell any fractional share held in the participant’s account, and a check will be issued to the participant for the proceeds from the sale of the fractional share, less any applicable fees.
There may be an applicable fee if a participant requests to withdraw from the plan. In addition, if a participant requests the Plan Administrator to sell his or her shares in the event of his or her withdrawal from the plan, the participant will pay the applicable brokerage commission associated with the sale of such shares, any required transfer tax, and applicable service fees as highlighted in Question 21 below.

21.
In whose name will certificates be registered when participants withdraw from the plan?

Unless the participant directs otherwise, upon withdrawal of all or any portion of shares credited to his or her plan account, the Plan Administrator will reassign whole shares so withdrawn to the participant in book-entry form in the Direct Registration System (DRS) in the name in which the participant maintains the plan account. A participant may also request that a certificate be issued in the name in which the participant maintains the plan account. If a participant requests that a certificate be issued in a different name, the request must bear the participant’s own signature. The participant’s signature must be guaranteed by a financial institution participating in the Medallion Signature Guarantee program. The Medallion Signature Guarantee program ensures that the individual signing the certificate or transfer instructions is in fact the registered owner as the name appears on the stock certificate or stock power. If the account is registered in multiple names, all signatures must appear on the request. There is an applicable fee if a participant requests to issue a certificate. Upon a participant’s death, the Plan Administrator will follow the instructions of the decedent’s personal representative upon submission of appropriate proof of authority.
22.
May participants elect to sell shares?

You may sell some or all of your shares held in your plan account, but are subject to retaining a minimum of one (1) share to remain in this plan. You may sell your shares either through your broker or through the Plan Administrator.
If you elect to sell through a broker that you have selected, you must first request the Plan Administrator to move your shares to the Direct Registration System (DRS) and then have your broker request the Plan Administrator to electronically transfer the number of whole shares you want to sell through the DRS Profile System. Alternatively, you may request the Plan Administrator to send you a certificate representing the number of shares you want to sell. Issuance of a stock certificate may be subject to a transaction fee. The Plan Administrator will generally move your shares to DRS or issue a certificate for your shares approximately three (3) business days after your request is received.
Alternatively, you may send the Plan Administrator a request to sell some or all of the shares held in your plan account, except those in certificate form which must be mailed to the Plan Administrator with proper documentation. All sales conducted by the Plan Administrator will be submitted as batch order sales. A batch order is an accumulation of all sale requests by any security holder for a security submitted together as a collective request. Batch orders are submitted on each trading day, to the extent that there are sale requests. Sale instructions for batch orders received by the Plan Administrator will be processed no later than five (5) business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. To maximize cost savings for batch order sale requests, the Plan Administrator will seek to sell shares in round lot transactions (for example, lots of 100 shares each). For this purpose, the Plan Administrator may combine each selling plan participant’s shares with those of other selling plan participants. In every case of a batch order sale, the price to each selling plan participant will be the weighted average sale price obtained by the Plan Administrator’s broker for each aggregate order placed by the Plan Administrator and executed by the broker, less a $25.00 service fee and a processing fee of $0.12 per share* sold.
No sales requests may be processed over the telephone. *All per share fees include any brokerage commissions the Plan Administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee. Fees are deducted from the proceeds derived from the sale. The Plan Administrator may, under certain circumstances, require a transaction request to be submitted in writing. Please contact the Plan Administrator to determine if there are any limitations applicable to your particular sale request. Proceeds are normally paid by check, which are distributed within three (3) business days after your sale transaction has settled.
The Plan Administrator reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, except as provided in the selling order description above, no plan participant will have any authority or power to direct the time or price at which shares for the plan are sold, and only the Plan Administrator will select the broker(s) or dealer(s) through or from whom sales are to be made.

Selling participants should be aware that the price of common stock may rise or fall during the period between a request for sale, its receipt by the Plan Administrator, and the ultimate sale on the open market. Instructions sent to the Plan Administrator to sell shares are irrevocable and may not be rescinded.
Because the Plan Administrator will sell the shares on behalf of the plan, neither the Corporation nor any participant in the plan has the authority or power to control the timing or pricing of shares sold (except as provided in the selling order description above) or the selection of the broker effecting the sales. Therefore, you will not be able to precisely time your sales through the plan, and you will bear the market risk associated with fluctuations in the price of the Corporation’s common stock. Accordingly, if you submit a written request to sell shares held in the plan, it is possible that the market price of the Corporation’s common stock could go down or up before the broker sells your shares.
Termination of Participation in the Plan
23.
How does a participant withdraw from the plan?

Participation in the plan is entirely voluntary. A participant may terminate his or her participation at any time online at lsp.continentalstock.com/hlogin, by telephone, or by completing the applicable information on the optional request form accompanying the periodic statement of account. When a participant terminates from the plan, when the participant’s plan account falls below one (1) share, or upon termination of the plan by the Corporation, the Plan Administrator will reassign whole shares in the name of the participant in book-entry form in the Direct Registration System (DRS), and a check will be issued to the participant representing the value of any fractional shares, less the applicable fees for the sale of the fractional shares, based on the then current market value per share. Thereafter, all cash dividends, if and when cash dividends are so declared by the Corporation, will be paid directly to the shareholder who withdraws from the plan. Participants who elect to discontinue participation in the plan are not eligible to make voluntary cash payments.
If a notice of termination is received near a dividend record date, the Plan Administrator, in its sole discretion, may either distribute such dividends in cash or reinvest them in shares on behalf of the withdrawing participant. If such dividends are reinvested, the Plan Administrator will process the participant’s withdrawal as soon as practicable, but in no event later than five (5) business days after the reinvestment is completed. A shareholder may elect to re-enroll in the plan at any time.
Federal Income Tax Information
24.
What are the federal income tax consequences of participation in the plan?

This section discusses the federal income tax information connected with the plan, based on current federal income tax laws applicable to United States citizens or residents. If federal income tax laws change in the future, the following may change and no longer apply. State, local, foreign and other tax provisions vary and are not covered in this summary. In any event, you should consult your tax advisor about your particular transactions, especially if you may be covered by other tax rules.
For federal income tax purposes, a participant in the plan will be treated as having received, on the dividend payment date, the full amount of dividends allocable to the participant, regardless of whether the dividends are actually paid in cash, withheld for the payment of taxes, or invested in additional shares of common stock pursuant to the plan. Additionally, the participant will be deemed to have received taxable income in the amount of any commissions and other brokerage expenses paid in purchasing shares on the participant’s behalf. The per share tax basis of shares acquired for a participant under the plan will be the price per share reported on the periodic statement of account supplied to each participant after each applicable investment date, adjusted to include the amount of any commissions and other brokerage expenses paid on behalf of the participant, as reported in the Internal Revenue Service information referred to in Question 17 above.
The holding period for shares acquired pursuant to the plan will begin on the day after the date the shares are acquired for a participant’s account. When a participant is subject to federal income tax withholding on dividends, and when a foreign participant’s taxable income under the plan is subject to federal income tax withholding, dividends will be reinvested net of the amount of tax withheld under applicable law.
While the matter is not free from doubt, we intend to take the position that the administrative expenses of the plan, which are to be paid by us, are not constructive dividends to plan participants. For tax reporting purposes, each participant will receive from the Plan Administrator a Form 1099-DIV (mailed on or before January 31 of the following year), which will show the total dividend income to the participant.
We believe that participants will not realize any taxable income upon receipt of certificates for whole shares held in their plan account, either upon the withdrawal of shares from the plan or upon termination of participation in the plan. A participant who sells or exchanges shares previously received from the plan, or who directs the Plan Administrator to sell his or her plan shares, may, however, recognize a gain or loss for federal income tax purposes. The amount of the gain or loss will be the difference between the amount you receive for your whole or fractional shares and your tax basis in those shares.
Dividends reinvested under the plan by corporate shareholders may be eligible for the dividends-received deduction.
The above summary may not apply to certain participants in the plan, such as tax-exempt entities, tax-deferred entities (e.g., IRAs) and foreign shareholders. Participants should consult their own tax advisors to determine particular tax consequences, including state tax consequences, which may result from participation in the plan, and any subsequent disposal of shares acquired pursuant to the plan.
Other Information
25.
What happens if the Corporation declares a stock dividend or effects a stock split?

The Plan Administrator will add any shares issued in connection with a stock dividend or stock split on common stock held under the plan to the participant’s account.
26.
If the Corporation has a rights offering, how will a participant’s entitlement be computed?

A rights offering is when a corporation issues rights to its existing shareholders to buy a proportional number of additional shares at a given price. A participant’s entitlement in a rights offering is based upon his or her total holdings, including the shares held in the participant’s plan account, in the same manner as dividends are computed currently. The Corporation will issue rights certificates for the number of whole shares only, and will sell rights based on the fractional shares held in a participant’s account. The Plan Administrator will mail the proceeds of the sale of fractional rights certificates, less commissions and taxes, if any, directly to the participant.
27.
How are shares in a participant’s account voted at a meeting of the shareholders?

If, on a record date for a meeting of shareholders, there are shares in a participant’s account, the Plan Administrator will send proxy materials for the meeting to the participant. A participant is entitled to vote all shares of common stock credited to his or her account.
The Plan Administrator will also forward any proxy solicitation materials relating to the shares of common stock held by the plan to the participating shareholder.
28.
What are the responsibilities and liabilities of the Corporation and the Plan Administrator?

The Corporation and the Plan Administrator shall not be liable for any act taken in good faith or for any good faith omission to act, including, without limitation, any claims of liability:
•
Arising out of a failure to terminate a participant’s account upon his or her death; or,

•
With respect to the prices at which shares of the Corporation’s common stock are purchased or sold, the times when or the manner in which purchases or sales are made; the decision whether to purchase shares of common stock on the open market, from the Corporation, or in privately negotiated transactions; and, fluctuations in the market value of the common stock; or,
•
Any matters relating to the operation or management of the plan.

The Corporation cannot assure that participants will make a profit on, or protect participants against a loss from, the common stock purchased by or for participants under the plan.
All transactions in connection with the plan will be governed by the laws of the Commonwealth of Pennsylvania, and are subject to all applicable federal tax or securities laws.
29.
May the plan be amended, modified or discontinued?

Yes. The Board of Directors of the Corporation, at its discretion, may amend, modify, suspend or terminate the plan and will endeavor to notify participants of any amendment, modification, suspension or termination. The Corporation may, for whatever reason, at any time, as it may determine in its sole discretion, terminate a participant’s participation in the plan after mailing a notice of intention to terminate to the participant at the participant’s address as it appears on the Plan Administrator’s records. In addition, the Corporation and the Plan Administrator may each adopt reasonable procedures for the administration of the plan. The Corporation has the sole authority to interpret the plan in the manner that it deems appropriate in its absolute discretion.
30.
Who will bear the costs of the purchases made under the plan?

The Corporation will pay the costs of administration of the plan. Participants will incur no brokerage commissions or other fees for purchases of shares under the plan.
31.
May a participant pledge shares purchased under the plan?

No. A participant who wishes to pledge shares credited to a plan account must request the withdrawal of the shares in accordance with the procedures outlined in response to Question 19 above.
Use of Proceeds
The Corporation does not know the number of shares of common stock that will be purchased from it under the plan or the prices at which such shares will be purchased. To the extent that shares are purchased from the Corporation, and not in the open market or in privately negotiated transactions, the Corporation intends to add proceeds it receives from the sales to its general funds to be used for general corporate purposes, including, without limitation, investments in and advances to the Corporation’s subsidiaries. The amounts and timing of the application of proceeds will depend upon the funding requirements of the Corporation and its subsidiaries and the availability of other funds. Based on anticipated growth of its subsidiaries and the financial needs of the Corporation, management anticipates that it, from time to time, will engage in additional financing of a character and in amounts that have yet to be determined.
Legal Matters
The legality of the issuance of the shares of the Corporation’s common stock offered hereby has been passed upon for the Corporation by Bybel Rutledge LLP, Lemoyne, PA.
Experts
The consolidated financial statements of ACNB Corporation as of December 31, 2024 and 2023, for each of the years then ended, incorporated into this prospectus by reference from the ACNB Corporation Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference and have been incorporated into this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information
We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s web site at http://www.sec.gov and on our website at https://investor.acnb.com. Information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference into, this prospectus.
This prospectus, which is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, omits certain information set forth in the registration statement. Accordingly, for further information, you should refer to the registration statement and its exhibits on file with the SEC. Furthermore, statements contained in this prospectus concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to the copy of such document filed as an exhibit to the registration statement.
Incorporation of Certain Information By Reference
The SEC allows us to “incorporate by reference” certain information that we file with it. Incorporation by reference allows us to disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained as explained above in “Where You Can Find More Information.” The documents we are incorporating by reference are:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 14, 2025;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, filed with the SEC on May, 9, 2025, and June 30, 2025, filed with the SEC on August 7, 2025;

•
our Current Reports on Form 8-K filed with the SEC on January 29, 2025, February 3, 2025, February 4, 2025, March 19, 2025, April 4, 2025, and May 8, 2025; and

•
the description of our common stock contained in our registration statement on Form S-4 (File No. 333-282412) filed with the SEC on September 30, 2024, including any amendment or report filed for the purpose of updating such description.

In addition, we also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) that are filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination or completion of this offering.
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to ACNB Corporation, 16 Lincoln Square, P.O. Box 3129, Gettysburg, PA 17325, Telephone Number (717) 339-5161, Attention: Investor Relations.
Disclosure of SEC’s Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following is an itemized statement of the estimated fees and expenses in connection with the issuance and distribution of the securities registered hereby:
SEC Registration Fee	$3,197.11
Accounting fees and expenses	$10,000.00
Legal fees and expenses	$10,000.00
Printing and mailing expenses	$4,000.00
Miscellaneous	$1,000.00
Total	$28,197.11
Except for the SEC registration fee, all of the above expenses are estimates.
Item 15.   Indemnification of Directors and Officers.
Sections 1741 through 1743 of the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”), provide that a business corporation may indemnify directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable to the corporation unless and only to the extent a court determines that the person is fairly and reasonably entitled to indemnification. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Section 1746 of the BCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any bylaw provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court of competent jurisdiction to have constituted willful misconduct or recklessness. Section 1747 of the BCL authorizes a corporation to purchase insurance for directors and other representatives. The foregoing statement is subject to the detailed provisions of Sections 1741 through 1750 of the BCL.
The Registrant’s bylaws provide for the indemnification of directors and officers to the extent provided by the BCL. The Registrant’s bylaws provide indemnification or reimbursement for reasonable expenses actually incurred by directors or officers. However, indemnification or reimbursement shall be provided only when a director or officer acted in good faith and reasonably believed such actions were in the best interests of the Registrant. Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy covering the Registrant and its subsidiaries.
Item 16.   Exhibits.
Exhibit Number	Description
5.1	Opinion of Bybel Rutledge LLP
23.1	Consent of Crowe LLP
23.2	Consent of Bybel Rutledge LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereto)
107.1	Filing Fee Table

Item 17.   Undertakings.
(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Gettysburg, Commonwealth of Pennsylvania, on August 8, 2025.
ACNB CORPORATION
By:
/s/ James P. Helt

James P. Helt
President and Chief Executive Officer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James P. Helt, Kevin J. Hayes, and Jason H. Weber, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on August 8, 2025.
Name	Capacity
/s/ Alan J. Stock Alan J. Stock	Chair of the Board and Director
/s/ James P. Helt James P. Helt	President and Chief Executive Officer and Director (Principal Executive Officer)
/s/ Jason H. Weber Jason H. Weber	Executive Vice President/Treasurer and Chief Financial Officer (Principal Financial Officer)
/s/ Elizabeth F. Carson Elizabeth F. Carson	Director
/s/ Kimberly S. Chaney Kimberly S. Chaney	Director
/s/ Alexandra C. Chiaruttini Alexandra C. Chiaruttini	Director
/s/ Eugene J. Draganosky Eugene J. Draganosky	Director and Vice Chair of the Board
/s/ Frank Elsner, III Frank Elsner, III	Director

Name	Capacity
/s/ Todd L. Herring Todd L. Herring	Director and Vice Chair of the Board
/s/ Scott L. Kelley Scott L. Kelley	Director
/s/ James J. Lott James J. Lott	Director
/s/ Donna M. Newell Donna M. Newell	Director
/s/ John M. Polli John M. Polli	Director
/s/ Daniel W. Potts Daniel W. Potts	Director
/s/ D. Arthur Seibel, Jr. D. Arthur Seibel, Jr.	Director